PRICING SUPPLEMENT NO.105                               Rule 424(b) (3)
DATED: July 15, 1997                                File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)



                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:              Floating Rate Notes          Book Entry Notes
$10,000,000                    [_]                          [x]

Original Issue Date:           Fixed Rate Notes             Certificated Notes
7/18/97                        [x]                          [_]

Maturity Date: 7/19/99

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                              Optional           Optional
                         Redemption           Repayment          Repayment
Redeemable On            Price(s)             Date(s)            Price(s)
-------------            ----------           ---------          ---------

N/A                      N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.22%

Interest Payment Date(s): *

Applicable Only to Floating Rate Notes:
--------------------------------------


Interest Rate Basis:                                  Maximum Interest Rate:

[_]         Commercial Paper Rate                     Minimum Interest Rate:

[_]         Federal Funds Rate                        Interest Reset Date(s):

[_]         Treasury Rate                             Interest Reset Period:

[_]         LIBOR Reuters                             Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                                Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------------------------

*        On the 19th of each January and July.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


NYFS04...:\25\22625\0122\1824\GGG7117K.28A